UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Avenue
Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 453-6553

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 14, 2014, InspireMD, Inc. (the “Company”) issued a press release announcing commercial, development and clinical updates on the MGuard Prime Embolic Protection Systems (EPS) product line and new product programs and hosted a conference call at 8:30am ET to review the updates reported in the press release. During the course of the conference call, the Company announced that the revenue generated from MGuard Prime sales during the three month period ended September 30, 2014 was approximately $220,000, and that the Company’s monthly negative cash flow during the three month period ended September 30, 2014 should be slightly less than the Company’s historical monthly negative cash flow of $1.3 million to $1.6 million. An archive of the conference call is accessible on the Investor Relations section of the Company’s website at www.inspire-md.com/site_en/for-investors and will be accessible for a limited time.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 2.02 in this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

The information required to be disclosed under this Item 7.01 is set forth above under Item 2.02.

Item 8.01	Other Events.

On October 14, 2014, the Company issued a press release announcing commercial, development and clinical updates on the MGuard Prime EPS product line and new product programs. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release dated October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inspiremd, inc.

Date: October 14, 2014	By:	/s/ Craig Shore
Name: Craig Shore
Title: Chief Financial Officer